Exhibit 10.1

EXECUTION VERSION

REPURCHASE AGREEMENT

THIS REPURCHASE AGREEMENT (this “Agreement”), is made and entered into as of May 16, 2013, by and between PGT, Inc., a Delaware corporation (the “Company”), and JLL Partners Fund IV, L.P. (“JLL”). The Company and JLL are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”

R E C I T A L S:

WHEREAS, JLL is the owner of 32,092,267 shares of common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, the Company filed a registration statement with the U.S. Securities Exchange Commission with respect to a registered underwritten public offering by JLL pursuant to which JLL intends to sell 10,000,000 shares of Common Stock (the “Secondary Offering”) pursuant to a prospectus supplement prepared in connection with the Secondary Offering and filed by the Company pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, to be dated on or about May 16, 2013 (the “Prospectus Supplement”);

WHEREAS, concurrently with and subject to the completion of the Secondary Offering, the Company and JLL have discussed the repurchase by the Company of shares of Common Stock from JLL;

WHEREAS, the Board formed a special committee of independent directors (the “Special Committee”) to determine whether to authorize the repurchase of shares of Common Stock from JLL and to negotiate the terms thereof;

WHEREAS, the Special Committee has approved the repurchase from JLL of a number of shares of Common Stock having an aggregate value of $50 million, on the terms and subject to the conditions set forth in this Agreement (the “Repurchase”) and any related transactions that may be required in connection with the Repurchase;

WHEREAS, the Company intends to complete the Repurchase using a combination of the proceeds from a new senior secured credit facility, substantially on the terms described in the Prospectus Supplement (the “Debt Refinancing”) and cash on hand.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

REPURCHASE

1.1 Repurchase. Subject to the terms and conditions of this Agreement, the Company agrees to repurchase, and JLL agrees to sell to the Company the number of shares of Common Stock (the “Repurchased Shares”) equal to $50 million divided by the Repurchase Price (as defined below), rounded down to the nearest whole share. The purchase price for each share shall be equal to the offering price to the public per share of Common Stock in the Secondary Offering less all applicable underwriting discounts and commissions (the “Repurchase Price”), as set forth on the cover of the final Prospectus Supplement.

1.2 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the same day but simultaneously with or after the closing of the Debt Financing and simultaneously with the closing of the Secondary Offering, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Rodney Square, Wilmington, DE 19801, or such other place as the parties subsequently agree.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF JLL

2.1 JLL hereby represents and warrants to the Company as follows:

(a) Authorizations. JLL has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by JLL and constitutes a valid and binding obligation of JLL, enforceable against JLL in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) the rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

(b) No Violation. JLL is not subject to or obligated under any law, court order, court decree, ordinance, statute, rule, regulation or order promulgated by any Federal, state or local governmental body or agency (collectively, “Laws”), or any agreement or instrument, or any license, franchise or permit, which would be breached or violated, or which would require any notice or consent or approval of any third party, upon JLL’s execution, delivery and performance of this Agreement.

(c) Title and Related Matters. JLL has good and marketable title to the Repurchased Shares, free and clear of all encumbrances including, without limitation, all mortgages, security interests, liens, pledges, claims, escrows, options, rights of first refusal, indentures, licenses, security agreements or other agreements, arrangements, commitments, contracts, obligations, charges or any other encumbrances of any kind or character, except for any such restrictions set forth in the Amended and Restated Security Holders’ Agreement, dated as of June 27, 2006, among the Company, JLL, those employees of the Company listed on Schedule I thereto and each Additional Stockholder (as defined therein).

(d) Litigation. There is no suit, action or proceeding pending or, to JLL’s knowledge, threatened against JLL which, if adversely determined, would adversely affect the transactions contemplated by this Agreement, nor is there any judgment, court decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against JLL having, or which, insofar as can be reasonably foreseen, in the future may have, any such effect.

(e) Compliance with Law. JLL has not previously failed and is not currently failing to comply with any Laws relating to its ownership of the Repurchased Shares where such failure or failures would individually or in the aggregate have an adverse effect on its ownership of the Repurchased Shares or would adversely affect the transactions contemplated by this Agreement. There are no proceedings of record and no proceedings are pending or threatened, nor has JLL received any written notice, regarding any violation of any Law affecting its ownership of the Repurchased Shares or adversely affecting the transactions contemplated by this Agreement.

(f) Investor Representations. JLL (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Repurchase. JLL is an informed and sophisticated party and has engaged, to the extent JLL deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. JLL acknowledges that JLL has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of JLL in this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1 The Company hereby represents and warrants to JLL as follows:

(a) Authorization. The Company has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) the rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

(b) No Violation. The Company is not subject to or obligated under any Law, or any agreement or instrument, or any license, franchise or permit which would be breached or violated, or which would require any notice or consent or approval of any third party, upon the Company’s execution, delivery and performance of this Agreement.

(c) Litigation. There is no suit, action or proceeding pending or, to the Company’s knowledge, threatened against the Company which, if adversely determined, would adversely affect the transactions contemplated by this Agreement, nor is there any judgment, court decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company having, or which, insofar as can be reasonably foreseen, in the future may have, any such effect.

(d) Compliance with Law. The Company has not previously failed and is not currently failing to comply with any applicable Laws where such failure or failures would individually or in the aggregate adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement. There are no proceedings of record and no proceedings are pending or threatened, nor has the Company received any written notice, regarding any violation of any Law adversely affecting the transactions contemplated by this Agreement.

ARTICLE IV

CONDITIONS

4.1 The obligations of each Party to consummate the Repurchase and to effectuate the Closing are subject to:

(a) Offering. The concurrent consummation of the Secondary Offering; and

(b) Debt Refinancing. The consummation of the Debt Refinancing at or prior to the Repurchase.

ARTICLE V

MISCELLANEOUS

5.1 Termination. Either party may terminate this Agreement by written notice to the other party if the Secondary Offering is not consummated on or before June 10, 2013.

5.2 Further Assurances. From time to time after the date hereof, at the Company’s request and without further consideration from the Company, JLL shall execute and deliver such other instruments of conveyance and transfer and take such other action as the Company may reasonably require to convey, transfer to and vest in the Company and to put the Company in possession of the Repurchased Shares to be sold, transferred and delivered hereunder and to carry out the purposes of this Agreement.

5.3 Survival of Representations and Warranties. The representations and warranties of the Parties set forth herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

5.4 Alteration; No Waiver; Headers. No alteration, modification, or change of this Agreement shall be valid unless made in writing executed by the Parties. No failure or delay by any Party in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the Parties) shall operate as a waiver of any right, power or privilege.

No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any right, power or privilege shall preclude the further or full exercise thereof. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.5 Entire Agreement; Counterparts. This Agreement contains the entire agreement among the Parties with respect to the transactions contemplated among them and supersedes all previous negotiations, commitments, and other writings and oral communications. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

5.6 Expenses. Each Party will pay its own expenses incurred in connection with this Agreement and the transactions contemplated herein.

5.7 Interpretation. This Agreement constitutes the product of the negotiation of the Parties and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any Party based upon the source of the draftsmanship hereof. Any reference to any Federal, state, local or foreign law or statute shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

5.8 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

5.9 Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver. Moreover, no failure by any Party to insist upon strict performance of any of the provisions of this Agreement or to exercise any right or remedy arising out of a breach thereof shall constitute a waiver of any other provisions or any other breaches of this Agreement.

5.10 Binding Effect; Assignment. This Agreement shall be binding on and shall inure to the benefit of the Parties and their respective heirs, legal representatives, successors, and assigns. This Agreement is not assignable by JLL without the prior written consent of the Company.

5.11 Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles. Each Party hereby agrees and consents to be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in and for New Castle County or, if the Court of Chancery lacks subject matter jurisdiction, any court of the State of Delaware situated in New Castle County or the United States District Court for the District of Delaware in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or in connection with this Agreement in the Court of Chancery of the State of Delaware in and for New Castle County or, if the Court of Chancery lacks subject matter jurisdiction, any court of the State of Delaware situated in New Castle County or the United States District Court for the District of Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and agrees not to raise any other objection to venue in any such court.

5.12 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date and year first above written.

PGT, INC.

By:	/s/ Rod Hershberger
Name:	Rod Hershberger
Title:	President & CEO

JLL PARTNERS FUND IV, L.P.

By:	JLL Associates IV, L.P., its general partner

By:	JLL Associates G.P. IV, L.L.C.,
its general partner

By:	/s/ Paul S. Levy
Name:	Paul S. Levy
Title:	Managing Member

[Signature Page to Repurchase Agreement]